SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2006
IXIA
(Exact name of registrant as specified in its charter)
California
(State or other jurisdiction of incorporation)

000-31523	95-4635982
(Commission File Number)	(I.R.S. Employer Identification No.)

26601 W. Agoura Road, Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (818) 871-1800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

i

Item 1.01 Entry into a Material Definitive Agreement.
     On April 14, 2006, the Board of Directors of Ixia (the “Company”) amended the Company’s Employee Stock Purchase Plan, as amended (the “Plan”). The amendment to the Plan (the “April 2006 Amendment”), which is set forth in Supplemental Provisions, effective April 14, 2006, to the Plan, applies to all offering periods under the Plan that commence on or after May 1, 2006.
     The Plan is designed to provide the Company’s employees with an opportunity to purchase, on a periodic basis and at a discount, shares of the Company’s Common Stock through payroll deductions. The Plan was adopted and approved by the Board of Directors and the shareholders of the Company in 2000 and was amended in May 2003. The Plan is implemented in a series of consecutive, overlapping 24-month offering periods, with each offering period consisting of four six-month purchase periods. Offering periods begin on the first trading day on or after May 1 and November 1 of each year. During each 24-month offering period under the Plan, participants accumulate payroll deductions which on the last trading day of each six-month purchase period within the offering period are applied toward the purchase of shares of the Company’s Common Stock at a purchase price equal to 85% of the lower of (i) the fair market value of a share of the Company’s Common Stock as of the first trading day of the 24-month offering period and (ii) the fair market value of a share of Common Stock on the last trading day of the six-month purchase period.
     Prior to the April 2006 Amendment, Plan participants could increase or decrease the rate of their payroll deductions (subject to the limitations set forth in the Plan) during the course of a 24-month offering period for future six-month purchase periods within the offering period. The April 2006 Amendment amends the Plan to provide that, for all offering periods beginning on or after May 1, 2006, Plan participants may decrease, but not increase, the rate of their payroll deductions for future six-month purchase periods within a 24-month offering period.
     Prior to the April 2006 Amendment, if the fair market value of the Company’s Common Stock on the last trading day of a six-month purchase period within a 24-month offering period was lower than the fair market value of the Company’s Common Stock on the first trading day of the 24-month offering period, then all participants in the 24-month offering period would automatically be withdrawn from the offering period and automatically re-enrolled in the next 24-month offering period on the first day thereof. The April 2006 Amendment amends the Plan to eliminate this automatic re-enrollment feature of the Plan for all offering periods beginning on or after May 1, 2006.
     The foregoing description of the April 2006 Amendment is qualified in its entirety by reference to the Supplemental Provisions, effective April 14, 2006, to the Plan which are filed as Exhibit 10.1 to this Current Report on Form 8-K; the Company’s Employee Stock Purchase Plan which is filed as Exhibit 10.3 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-42678) filed with the Securities and Exchange Commission (the “Commission”) on September 5, 2000; and Amendment No. 1 to the Company’s Employee Stock

Purchase Plan which is filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-8 (Registration No. 333-107818) filed with the Commission on August 8, 2003.
Item 2.02. Results of Operations and Financial Condition.
     On April 20, 2006, Ixia issued a press release announcing its financial results for the fiscal quarter ended March 31, 2006. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     The information in this Item 2.02 of this Current Report on Form 8-K and in Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
          The following Exhibit 10.1 is filed, and the following Exhibit 99.1 is furnished, as a part of this Report:

Exhibit No.	Description
10.1	Supplemental Provisions, effective April 14, 2006, to Employee Stock Purchase Plan
99.1	Press Release of Ixia dated April 20, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia

Dated: April 20, 2006	By:	/s/ Errol Ginsberg

Errol Ginsberg
President and Chief Executive
Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Supplemental Provisions, effective April 14, 2006, to Employee Stock Purchase Plan

99.1	Press Release of Ixia dated April 20, 2006